FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this "*Agreement*") dated as of **OCTOBER 19, 2011** (the "*Effective Date*"), is by and among **THERMO CREDIT, LLC**, a Colorado limited liability company (together with its successors and assigns, "*Lender*"), **DIGERATI TECHNOLOGIES, INC.**, a Nevada corporation f/k/a **ATSI COMMUNICATIONS, INC.** ("*Parent*"), **DIGERATI NETWORKS, INC.**, a Texas corporation ("*DNI*"), and **DIGERATI BROADBAND, INC.**, a Texas corporation ("*DBI*", and together with DNI and Parent, "*Debtor*").

RECITALS

WHEREAS, Debtor and Lender entered into that certain **LOAN AND SECURITY AGREEMENT** dated as of **AUGUST 2, 2010** (as amended, modified, or restated from time to time, the "*Loan Agreement*"), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein; and

WHEREAS, the Existing Default (as defined below) has occurred and is existing under the Loan Documents; and

WHEREAS, Debtor has requested that Lender temporarily forbear from exercising its remedies under the Loan Documents with respect to the Existing Default; and

WHEREAS, Lender is willing to agree to temporarily forbear, subject, however, to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Defined Terms**. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. **Existing Default**. Debtor hereby acknowledges and agrees that an Event of Default has occurred and is existing under Section 12(a) of the Loan Agreement by reason of Debtor's failure to cure that certain Overadvance described in the letter correspondence of Lender to Debtor dated as of **OCTOBER 7, 2011** (the "*Existing Default*"). Debtor acknowledges and agrees that certain other Events of Default or events which with notice and/or the passage of time would be Events of Default may exist and are continuing and that this Agreement relates only to the Existing Default. **LENDER HEREBY EXPRESSLY RESERVES ALL OF ITS RIGHTS TO EXERCISE CERTAIN REMEDIES WITH RESPECT TO THE EXISTING DEFAULT.** Debtor further agrees and acknowledges that Lender presently has all rights and remedies detailed in the Loan Documents which arise upon the occurrence of an Event of Default. Debtor acknowledges and agrees that Debtor has not cured the Existing Default, and that Lender has not expressly or impliedly waived or agreed to waive the Existing Default. No waiver of any Event of Default shall be effective unless the waiver is in writing, specifies the Event (or Events) of Default being waived, and is executed and delivered by Lender. Debtor acknowledges that, subject to the limitations set forth herein, because of the Existing Default, Lender has the right to terminate the Loan Documents, to declare all of the Indebtedness under the Loan Documents immediately due and payable, and to exercise any and all other remedies available to Lender under the Loan Documents. In consideration of and expressly conditioned upon Debtor's timely and strict compliance with the Loan Documents and the terms and conditions set forth in this Agreement and only for so long as the terms and conditions described in Section 3 below and the other terms and conditions of this Agreement are satisfied, Lender agrees to forbear from exercising its rights and remedies under the Loan Documents as the result of the Existing Default during the period from the Effective Date until the earlier of: (a) **FEBRUARY 19, 2012**, or (b) the occurrence of an Event of Default (other than the Existing Default) under the Loan Documents (the earlier of such dates being the "*Forbearance Termination Date*").

3. **Conditions to Forbearance**. Lender's agreement to forbear from exercising its rights and remedies under the Loan Documents through the Forbearance Termination Date are conditioned as follows:

(a) Debtor's control accounts shall remain in full force, effect and operation, and Lender shall have received verification of customer notification, in form acceptable to Lender, not later than **OCTOBER 21, 2011**;

(b) Debtor shall pay all accrued and unpaid interest on the Note on **OCTOBER 31, 2011**, on the **LAST** day of each calendar month thereafter, and on the Maturity Date;

(c) notwithstanding anything in the Note to the contrary, Debtor shall pre-pay principal on the Note as follows:

Amount	*Date*
$6,000.00 (for application to the Overadvance, if any)	On or before **OCTOBER 31, 2011**
$19,000.00 (for application to the Overadvance, if any)	On or before **NOVEMBER 2, 2011**
$20,000.00 (for application to the Overadvance, if any)	On or before **NOVEMBER 30, 2011**
$50,000.00 (for application to the Overadvance, if any)	On or before **DECEMBER 15, 2011**
$20,000.00 (for application to the Overadvance, if any)	On or before **JANUARY 15, 2011**

(d) the amount of the Overadvance, if any, will not exceed the following as of the applicable date:

Amount	*Date*
$174,000.00	From and after **OCTOBER 31, 2011**
$154,000.00	From and after **NOVEMBER 30, 2011**
$104,000.00	From and after **DECEMBER 31, 2011**
$54,000.00	From and after **JANUARY 31, 2012**
$0.00	From and after **FEBRUARY 28, 2012**

without limiting the foregoing, any default under this clause (d) shall be an automatic Event of Default under the Loan Agreement, regardless of whether such default occurs before or after the expiration of the Forbearance Termination Date; and

(e) Debtor shall, and hereby does, effective as of the Effective Date, grant to Lender a security interest to secure repayment of the Indebtedness, in all right, title and interest of Debtor in the economic interest (including any and all rights to payment) of Debtor in the Collateral License (as hereinafter defined). Within **FIVE (5)** days of Debtor's receipt of any payment under the Collateral

License, Debtor shall promptly remit such amount to Lender for application to the Indebtedness. If at any time no Overadvance exists, Lender shall release its security interest in the Collateral License, at the cost of Debtor. "*Collateral License*" means that certain **LICENSE AGREEMENT** dated as of **JUNE 30, 2008**, between Parent and **NETSAPIENS, INC.**, a Delaware corporation, and each other document, instrument and agreement specifically related thereto.

4. **Releases**. As a material inducement to Lender to enter into this Agreement, Debtor hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Debtor, whether now known or unknown to Debtor, and whether contingent or matured (a) in connection with any and all Indebtedness or obligations owed or owing to Lender under or in respect of the Loan Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Loan Agreement and the Loan Documents; and (b) arising from events occurring prior to the date of this Agreement.

5. **No Obligation to Restructure Obligations of Debtor to Lender**. Debtor hereby expressly acknowledges and agrees that:

(a) Beyond that which is contained in this Agreement, Lender has not agreed to and Lender has no obligation whatsoever to discuss, negotiate or to agree to, restructuring any of the obligations owed or owing to Lender by Debtor or any modification, amendment, restructuring, or reinstatement of the Loan Documents, or to forbear from exercising its rights and remedies thereunder or hereunder at law or in equity;

(b) If there are any future discussions between Lender and Debtor concerning any such restructuring, modification, amendment, reinstatement or forbearance, that:

(i) there exists no duty or obligation on the part of Lender to Debtor to conduct any such discussions or negotiations according to any standard of conduct whatsoever, including, without limitation, any so-called standards of "good faith" or "fair dealing" or the like;

(ii) no restructuring, modification, amendment, reinstatement, forbearance, compromise, settlement, agreement or understanding with respect to any obligations owed or owing by Debtor to Lender, or the Loan Documents, for any term, provision, covenant or condition or any aspect of said agreements, shall constitute a legally binding agreement or contract, or have any force or effect whatsoever unless or until reduced to writing and signed by authorized representatives of all parties, and that none of the parties hereto shall assert a claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Agreement; and

(iii) the execution and delivery of this Agreement has not established nor shall be deemed to have established any course of dealing between the parties hereto or obligation or agreement of any nature whatsoever on the part of Lender with respect to any future or further restructuring, modification, amendment, reinstatement, compromise, settlement, or understanding by Lender with respect to the Loan Documents, in the exercise of Lender's rights and remedies thereunder or at law or in equity, or any future or additional fundings or extensions of credit by Lender thereunder.

6. **Acknowledgment and Waiver**. Debtor each acknowledges and agrees that the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Agreement. Except as contemplated by this Agreement, Debtor represents and warrants that all representations and warranties contained in this Agreement and the Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. The Loan Documents are hereby ratified and confirmed. The Loan Documents continue to be legal, valid, binding and enforceable in accordance with their

respective terms. Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness.

7. **Construction of Agreement**. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and no provision, condition, term or covenant of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provisions. Debtor acknowledges and agrees that they have at all times had access to an attorney in negotiations of the terms of and in the preparation and execution of this Agreement and that Debtor has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to the execution and delivery hereof. Debtor further acknowledges and agrees that no representations and warranties have been made by or on behalf of Lender, or relied upon by such person pertaining to the subject matter of this Agreement other than those that are set forth in this Agreement, and that all of the terms of this Agreement were negotiated at arms-length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others, and that the execution and delivery of this Agreement is the free and voluntary act of Debtor.

8. **Costs**. Debtor agrees to pay all reasonable costs and expenses of Lender in connection with the preparation, execution, administration, delivery and enforcement of this Agreement and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Lender, and further agrees that all costs and expenses arising from the transactions contemplated hereby may, in Lender's sole discretion, be advanced as loans secured by the Loan Documents.

9. **Miscellaneous**. Debtor agrees to take such further action as Lender shall reasonably request in connection herewith to evidence the provisions set forth in the Agreement, including, but not limited to the execution and delivery of any additional documentation as may be reasonably requested by Lender in form and substance satisfactory to Lender. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

10. **Representations and Warranties**. Debtor hereby represents and warrants to Lender that (a) this Agreement has been duly executed and delivered by such Person, is valid and binding upon such Person and is enforceable against such Person in accordance with its terms, except as limited by any applicable bankruptcy laws, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Agreement, and (c) the execution, delivery and performance by such Person of this Agreement does not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which such Person is a party or by which such Person is bound.

FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

LENDER:

THERMO CREDIT, LLC

By: [signature]
Name: Seth Block
Title: Executive Vice President

ADDRESS:

639 Loyola Avenue
Suite 2565
New Orleans, LA 70113

DEBTOR:

DIGERATI TECHNOLOGIES, INC.
f/k/a ATSI COMMUNICATIONS, INC.

By: [signature]
Name: Arthur L. Smith
Title: CEO

ADDRESS:

3201 Cherry Ridge St.
San Antonio, TX 78230

DIGERATI NETWORKS, INC.

By: [signature]
Name: Antonio Estrada
Title: Sr VP of Finance

3201 Cherry Ridge St.
San Antonio, TX 78230

DIGERATI BROADBAND, INC.

By: [signature]
Name: Antonio Estrada
Title: Sr VP of Finance

3201 Cherry Ridge St.
San Antonio, TX 78230